Exhibit 99.1

Kohl’s Concludes Strategic Review Process

Board Affirms Plans for Accelerated Share Repurchase Program

Board to Evaluate Additional Value Creation Opportunities

Company Provides Detailed Overview of Strategic Review Process in 8-K Filing

MENOMONEE FALLS, Wis. — July 1, 2022 — Kohl’s Corporation (“Kohl’s” or the “Company”) (NYSE: KSS) announced today that following the exclusive negotiation period with Franchise Group (“FRG”), the Kohl’s Board of Directors (the “Board”) unanimously determined to conclude its strategic review process. The current financing and retail environment was reflected in the price and terms of FRG’s most recent proposal, which was not fully executable or complete.

“Throughout this process, the Board has been committed to a deep and comprehensive review of strategic alternatives with the goal of selecting the path that maximizes value for shareholders,” said Peter Boneparth, Chair of the Board. “After engaging with more than 25 parties in an exhaustive process, FRG emerged as the top bidder and we entered into exclusive negotiations and facilitated further due diligence. Despite a concerted effort on both sides, the current financing and retail environment created significant obstacles to reaching an acceptable and fully executable agreement. Given the environment and market volatility, the Board determined that it simply was not prudent to continue pursuing a deal. As always, the Board remains open to all opportunities to maximize value for shareholders, and we look forward to actively engaging with our shareholders as we move forward to ensure we are considering their perspectives in our plans.”

Boneparth continued, “Kohl’s is a financially strong Company that generates substantial free cash flow and has a clear plan to enhance its competitive position and improve performance over the long term. Highlighting the Board’s confidence in the Company’s strategic plan, the Board reaffirms its commitment to an accelerated share repurchase program following the Company’s Q2 earnings results announcement.”

Committed to Creating Value for Shareholders

The Kohl’s Board and management team remain committed to creating value for shareholders and are exploring further opportunities in the near and long term.

The Board reaffirmed its commitment to executing a $500 million Accelerated Share Repurchase program, to commence immediately following the Company’s Q2 earnings results. This is part of the Company’s previously announced $3 billion share repurchase authorization.

The Board is also currently reviewing other opportunities to unlock shareholder value, including reevaluating monetization opportunities for portions of the Company’s real estate portfolio.

Update on Second Quarter 2022 Sales Performance

The Company is providing the following update on second quarter business trends related to macroeconomic issues. As inflationary pressures on the consumer continue, the Company is seeing a softening in consumer spending and now expects sales to be down high-single digits for Q2, as compared to our prior expectations of down low-single digits relative to last year. The Company is taking actions to navigate this environment and will share more when it releases Q2 earnings on August 18.

Delivering on Transformative Strategy

Kohl’s is continuing a significant transformation of its business model to be the retailer of choice for the active and casual lifestyle. The Company has laid the strategic foundation and is implementing key initiatives that will scale and enhance growth in the years ahead. This includes building on compelling partnerships such as Sephora at Kohl’s, which will expand to more than 850 stores by the end of 2023, on a path to $2 billion in annual omnichannel sales by 2025. We also plan to open more than 100 smaller format stores over the next four years, estimated to drive a more than $500 million annual sales opportunity. Introducing these smaller format stores provides Kohl’s the flexibility to enter new communities, creating a localized experience to meet customer needs. We plan to continue to grow our digital business, with 40% of digital orders currently fulfilled in stores. We are rolling out Self-Serve Buy Online, Pick Up In-Store to all stores in 2022, and are continuing to test self-serve returns and check-out, delivering a heightened level of customer convenience.

Overview of Strategic Review Process

The Kohl’s Board thoroughly evaluated Kohl’s standalone strategic plan against potential alternatives and designated its Finance Committee to lead the review of previous expressions of interest. The Board engaged Goldman Sachs to conduct a broad process to explore strategic alternatives. Goldman Sachs engaged with more than 25 parties. Select bidders were invited to a data room containing over 550,000 pages across over 55,000 documents, and engaged in dozens of meetings with management and functional leaders. More than 20 NDAs were signed with potential bidders and financing partners as part of the process. After receiving unfinanced proposals to acquire the Company with denominated value from five parties, the Finance Committee, management, and Goldman Sachs engaged with four of the parties, and ultimately engaged exclusively with FRG, whose $60 proposal significantly exceeded the other then available bid. Ultimately, reflecting the current financing and retail environment, FRG submitted a revised proposal at $53 per share without definitive financing arrangements to consummate a transaction, and the parties faced significant obstacles reaching a fully executable agreement.

In light of the current financing and retail environment, which has significantly deteriorated since the beginning of the process, the Board unanimously determined that it was no longer prudent to continue its process and that it is in the best interest of shareholders for management to continue to execute the Company’s strategic plan on a standalone basis. The Board nonetheless remains open to any opportunities to maximize shareholder value.

Additional detail describing the Board’s process to review strategic alternatives is separately filed today with the Securities and Exchange Commission on a current report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements, including statements regarding business and financial trends for the Company’s second quarter, future performance, business conditions or results of operations, the timing and amount of any share repurchases pursuant to the Company’s share repurchase program and other information are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. There can be no guarantee regarding such trends and performance, that the Company will be able to execute share repurchases, the timing or number of shares of any such repurchases, or that share repurchases or other future actions by the Company intended to create shareholder value will have such an effect. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K and Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2022, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com